                       FOREIGN CUSTODY MANAGER AGREEMENT

     AGREEMENT dated as of November 12, 1998, and amended and restated as of May 21, 2001, between The Bear Stearns Funds (the "Trust"), a business trust formed and existing under the laws of the Commonwealth of Massachusetts, acting on behalf of each of the series of the Trust identified on Exhibit A hereto (each, a "Fund") and Custodial Trust Company ("CTC"), a bank organized and existing under the laws of the State of New Jersey.

     WHEREAS, CTC serves as custodian for the assets of each Fund pursuant to the custody agreement with the Trust which is set forth opposite the name of such Fund on Exhibit A hereto;

     WHEREAS, the Trust desires that the Funds maintain their Foreign Assets (as hereinafter defined) in one or more foreign countries;

     WHEREAS, the Trust wishes to appoint CTC as a Foreign Custody Manager on the terms and conditions contained herein;

     WHEREAS, CTC wishes to serve as a Foreign Custody Manager and perform the duties set forth herein on the term and conditions contained herein;

     NOW THEREFORE, in consideration of the agreements made herein, the Trust and CTC hereby agrees as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

1.1  Specific Definitions. Whenever used in this Agreement, the following terms,
     --------------------
unless the context otherwise requires, shall mean:

     (a)  "Board" means the Board of Trustees of the Trust.

     (b)  "Eligible Foreign Custodian" has the same meaning as in Rule 17f-5.

     (c) "Eligible Securities Depository" means a system for the central handling of securities within the meaning of Section (b)(1) of Rule 17f-7.

     (d) "Foreign Assets" of any Fund means investments of such Fund (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as such Fund considers necessary to effect its transactions in such investments.

     (e)  "Qualified Foreign Bank" has the same meaning as in Rule 17f-5.

     (f)  "Rule 17f-5" means Rule 17f-5 under the Investment Company Act of
          1940, as   amended, as effective on May 3, 2001.

     (g) "Rule 17f-7" means Rule 17f-7 under the Investment Company Act of 1940, as amended, as effective on May 3, 2001.

     (h) "Specified Country" means any country listed on Exhibit B hereto (as amended from time to time) in which Foreign Assets of any Fund are or are to be held in custody.

1.2  Other Definitions.  Capitalized terms used in this Agreement and not
     -----------------
otherwise defined in this Agreement shall have the meanings given such terms in the Rule.

                                  ARTICLE II
                       CTC AS A FOREIGN CUSTODY MANAGER
                       --------------------------------

2.1  Delegation and Acceptance. The Trust hereby delegates to CTC, and CTC
     -------------------------
hereby accepts such delegation and agrees to perform, with respect to each Specified Country, the duties of Foreign Custody Manager set forth in this Agreement.

2.2  Standard of Care. In performing the duties of Foreign Custody Manager set
     ----------------
forth in this Agreement, CTC shall exercise reasonable care, prudence and diligence such as a bailee for hire having responsibility for the safekeeping of the assets of the Funds would exercise.

                                  ARTICLE III
                       DUTIES OF FOREIGN CUSTODY MANAGER
                       ---------------------------------

3.1  Selection of Eligible Foreign Custodians.   (a) For each Specified Country
     ----------------------------------------
in which Foreign Assets of the Funds are not held (or are not to be held) in custody solely by an overseas branch of a U.S. Bank, CTC shall select from among the Eligible Foreign Custodians in such Specified Country (if there are any) one or more Eligible Foreign Custodians in whose care Foreign Assets held or to be held in custody in such Specified Country may be placed and maintained, provided that CTC has determined with respect to each such selected Eligible Foreign Custodian (i) that Foreign Assets placed and maintained with it will be subject
           -
to reasonable care based on the standards applicable to custodians in the relevant market, and (ii) that any custody arrangement with such Eligible
                      --
Foreign Custodian will be governed by a written contract containing the provisions specified in Section 3.1(c) below which will provide reasonable care for such Foreign Assets based on the standards applicable to custodians in the relevant market.

(b) In making with respect to any Eligible Foreign Custodian the determination required by Section 3.1(a)(i) above, CTC shall consider all factors that it deems relevant to the safekeeping of Foreign Assets by such Eligible Foreign Custodian including, without limitation:

     (i) such Eligible Foreign Custodian's practices, procedures and internal controls, including, but not limited to, the physical protection available for certificated securities, the method of keeping custodial records, and security and data protection practices;

     (ii) whether such Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Foreign Assets of the Funds placed in its care;

     (iii) the general standing and reputation of such Eligible Foreign Custodian; and

     (iv) whether each Fund whose Foreign Assets are placed in the care of such Eligible Foreign Custodian will have jurisdiction over and be able to enforce judgments against it, due to, for example, such Eligible Foreign Custodian having an office in the United States, or having otherwise submitted to jurisdiction in the United States, or having appointed an agent for the service of process in the United States.

(c) CTC shall not with respect to any written contract with any Eligible Foreign Custodian make the determination required by Section 3.1(a)(ii) above unless such contract contains at least (i) provisions that provide:
                                        -

     (A) for indemnification or insurance (or any combination of the foregoing) such that the Funds will be adequately protected against the risk of loss of Foreign Assets held in accordance with such contract;

     (B) that Foreign Assets in the care of such Eligible Foreign Custodian will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Eligible Foreign Custodian except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws;

     (C) that beneficial ownership of Foreign Assets in the care of such Eligible Foreign Custodian will be freely transferable without the payment of money or value to such Eligible Foreign Custodian other than for safe custody or administration;

     (D) that adequate records will be maintained identifying the Foreign Assets of the Funds in the care of such Eligible Foreign Custodian either as belonging to the Funds or as being held by a third party for their benefit;

     (E) that the independent public accountants of any Fund whose Foreign Assets are in the care of such Eligible Foreign Custodian will be given access to such records (concerning such Foreign Assets) or confirmation of the contents of such records; and

     (F) that such Eligible Foreign Custodian will provide, for delivery to any Fund whose Foreign Assets are in its care, sufficient and timely periodic reports with respect to the safekeeping of such Foreign Assets, including, but not limited to, notification of any transfer to or from such Fund's account or a third party account containing such Foreign Assets;

          or (ii) in lieu of any or all of the foregoing provisions (the
              --
          "Omitted Provisions"), such other provisions as CTC may determine will provide, in their entirety, the same or greater level of care for the Foreign Assets in the care of such Eligible Foreign Custodian as the Omitted Provisions in their entirety.

          3.2   Conditions of Selection Process. (a) In selecting an Eligible
                -------------------------------
          Foreign Custodian in any Specified Country in the manner provided for in Section 3.1 above, CTC need not examine all Eligible Foreign Custodians in such Specified Country, but may select the first Eligible Foreign Custodian with respect to which it makes the determinations required by Section 3.1(a) above.

          (b) The Trust understands that in making any selection of an Eligible Foreign Custodian pursuant to Section 3.1 above, CTC may, without independent examination on its part but subject to the standard of care to which it is held in Section 2.2 above, rely upon examinations performed and determinations made by Citibank, N.A. or such other operator of a global custody system as the Trust may from time to time approve.

          3.3  Monitoring.  By means of a system established either by CTC or by
               ----------
          Citibank, N.A. or such other operator of a global custody system as the Trust may from time to time approve, and subject to Section 3.4 below, CTC shall monitor at reasonable intervals (but at least annually) (a) based on factors that include those specified in Section
                     -
          3.1 (b) above, the continuing appropriateness of maintaining the Foreign Assets of each Fund with each Eligible Foreign Custodian in whose care the Foreign

          Assets of such Fund have been placed pursuant to Section 3.1 above and
          (b) based on the factors specified in Section-3.1(c) above, the
           -
          continuing appropriateness of the written contract that governs each Fund's custody arrangement with each such Eligible Foreign Custodian.

3.4  Appropriateness.  In making any determination of appropriateness pursuant
     ---------------
to Section 3.3 above, CTC shall not be required to consider or evaluate any prevailing country risk associated with investment in a particular country. Country risk includes, but is not limited to (a) nationalization, expropriation
                                              -
or other governmental actions, (b) market conditions which affect the orderly
                                -
execution of securities transactions or affect the value of securities, (c)
                                                                         -
currency devaluations and other currency fluctuations, and (d) systemic risks of
                                                            -
holding assets in a particular country such as (i) financial infrastructure,
                                                -
(ii) prevailing custody and settlement practices (including the use of Eligible
 --
Securities Depositories ), (iii) regulation of the banking and securities
                            ---
industries (including laws and regulations relating to the safekeeping and recovery of assets held pursuant to custody agreements), and (iv) currency
                                                              --
controls and restrictions.

3.5  Reporting.  (a) At such times as the Board and CTC may agree, but no less
     ---------
often than annually, CTC shall provide the Board with written reports of (i) the
                                                                          -
placement of any Foreign Assets of any Fund with a particular Eligible Custodian, and (ii) any material change in the custody arrangements of any Fund
                --
with any Eligible Foreign Custodian.

(b) CTC shall promptly advise the Trust whenever a custody arrangement of any Fund with any Eligible Foreign Custodian selected by CTC pursuant to Section 3.1 above no longer meets the requirements of the Rule.

3.6  Limitation Regarding Eligible Securities Depositories. Notwithstanding
     -----------------------------------------------------
anything in this Agreement to the contrary, CTC's duties as Foreign Custody Manager under this Agreement shall not apply to Eligible Securities Depositories or to any custody arrangement with any of them.

3.7. Prior Notice.  The Trust understands that CTC in order to perform its
     ------------
duties with respect to custody arrangements in a particular Specified Country may require reasonable advance notice of a Fund's intention to invest in such Specified Country.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

4.1  Representations of the Trust.  The Trust represents and warrants (a) that
     ----------------------------                                      -
this Agreement has been duly authorized, executed and delivered by the Trust, and constitutes a valid and legally binding obligation of the Trust enforceable in accordance with its terms, (b) that no statute, regulation, rule, order,
                               -
judgement or contract binding on the Trust prohibits the Trust's execution or performance of this Agreement, and (c) that the Board and/or the investment
                                    -
adviser of each Fund has or will have considered the country risks (as described in part in Section 3.4 above) associated with investment in each Specified Country in which such Fund has or will have invested.

4.2  Representations of CTC.  CTC represents and warrants (a) that it is duly
     ----------------------                                -
organized and existing under the laws of the State of New Jersey, with full corporate power to carry on its businesses as now conducted, to enter into this Agreement and to perform its obligations hereunder, (b) that this Agreement has
                                                     -
been duly authorized, executed and delivered by CTC, and constitutes a valid and legally binding obligation of CTC enforceable in accordance with its terms, and
(c) that no statute, regulation, rule, order, judgement or contract binding on
 -
CTC prohibits its execution or performance of this Agreement.

                                   ARTICLE V
                        LIABILITIES AND INDEMNIFICATION
                        -------------------------------

5.1  Limitation on CTC Liability.  CTC shall be without liability to any Fund or
     ---------------------------
the Trust for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim which does not arise from CTC's failure to adhere to the standard of care imposed in Section 2.2 above. In no event shall CTC be liable (i) for any such loss, damage, cost,
                                        -
expense, liability or claim arising from war, riots, civil commotion, strikes, labor disputes, governmental actions, laws or regulations, embargoes, natural disasters, or any other such cause or contingency (whether constituting a form of country risk or not) beyond the control of CTC or any Eligible Foreign Custodian selected by it pursuant to this Agreement, or (ii) for special,
                                                         --
incidental or consequential damages, even if CTC has been advised of the possibility of such damages.

5.2  Indemnification by CTC. CTC shall indemnify and hold harmless the Trust
     ----------------------
and each Fund from and against any and all costs, expenses, damages, liabilities or claims (including reasonable attorney's and accountants' fees) arising from any failure by CTC to perform its obligations under this Agreement at the standard of care to which it is held in Section 2.2 above if such failure arises from bad faith, willful misconduct or negligence on the part of CTC, provided that neither the Trust nor any Fund shall be indemnified and held harmless from and against special, incidental or consequential damages, even if CTC has been advised of the possibility of such damages.

5.3  Indemnification by Funds. Each Fund, severally and not jointly, shall
     ------------------------
indemnify and hold harmless CTC from and against any and all costs, expenses, damages, liabilities or claims (including reasonable attorneys' and accountants'
fees) arising from CTC's performance of its obligations under this Agreement with respect to such Fund, provided that CTC shall not be indemnified and held harmless from and against (a) any such costs, expenses, damages, liabilities or
                           -
claims arising from bad faith, willful misconduct or negligence on the part of CTC, or (b) special, incidental or consequential damages, even if the Trust or
         -
any Fund has been advised of the possibility of such damages.

5.4  Express Duties Only. CTC shall have no duties or obligations whatsoever
     -------------------
except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against CTC. CTC shall have no discretion whatsoever with respect to the management, disposition or investment of the assets of any Fund and is not a fiduciary to the Trust or any Fund. In no event shall CTC be liable for any country risks (as described in part in Section 3.4 above) associated with investments in a particular country.

                                  ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

6.1  Address for Notices. Unless otherwise specified herein, all demands,
     -------------------
notices, instructions, and other communications to be given hereunder shall be sent, delivered or given to the recipient at the address, or the relevant telephone number, set forth after its name hereinbelow:

          If to the Trust:

          THE BEAR STEARNS FUNDS
          575 Lexington Avenue
          New York, NY 10022
          Attention: Stephen A. Bornstein
                     --------------------
          Telephone: (212) 272-2553
          Facsimile: (212) 350-4105

          If to CTC:

          CUSTODIAL TRUST COMPANY
          101 Carnegie Center
          Princeton, New Jersey 08540-6231
          Attention: Senior Vice President - Compliance
                     ----------------------------------
          Telephone: (609) 951-2313
          Facsimile: (609) 951-2317

or at such other address as either party hereto shall have provided to the other by notice given in accordance with this Section 6.1.

6.2  No Waiver. No failure by either party hereto to exercise, and no delay by
     ---------
such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

6.3  Amendments. This Agreement and the Exhibits hereto cannot be changed
     ----------
orally and no amendment to this Agreement or any of such Exhibits shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

6.4  Counterparts. This Agreement may be executed in one or more counterparts,
     ------------
and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

6.5  Severability. If any provision of this Agreement shall be invalid, illegal
     ------------
or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

6.6  Successors and Assigns. This Agreement shall be binding upon and shall
     ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by
         --------  -------
either party hereto without the written consent of the other party. Any purported assignment in violation of this Section 6.6 shall be void.

6.7  Governing Law. This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

6.8  Jurisdiction. Any suit, action or proceeding with respect to this
     ------------
Agreement may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and hereby waive for such purpose any other preferential jurisdiction by reason of their present or future domicile or otherwise.

6.9  Headings. The headings of sections in this Agreement are for convenience of
     --------
reference only and shall not affect the meaning or construction of any provision of this Agreement.

6.10 Termination. This Agreement shall automatically terminate as soon as none
     -----------
of the custody agreements set forth in Exhibit A hereto are in effect, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall not be less than thirty (30) days after the date of the giving of such notice.

6.11 Fees. In consideration of the services provided by CTC hereunder, each Fund
     ----
shall pay to CTC such compensation and out-of-pocket expenses as may be agreed upon from time to time.

6.12 Conflicts With Custody Agreements. In the event of any conflict between
     ---------------------------------
this Agreement and any of the custody agreements set forth in Exhibit A hereto, the terms of this Agreement shall prevail.

6.13 Separate Funds. Every reference in this Agreement to a Fund shall be deemed
     --------------
a reference solely to the particular Fund referred to. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. In particular, and without otherwise limiting the scope of this Section 6.13, CTC shall have no right to set off claims against one Fund by applying thereto the property of any other Fund.

     IN WITNESS WHEREOF, the Trust, on behalf of each Fund individually and not jointly, and CTC have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

CUSTODIAL TRUST COMPANY                   THE BEAR STEARNS FUNDS
                                          on behalf of each Fund identified
                                          on Exhibit A attached hereto,
                                          individually and not jointly

By:  /s/ Kevin J. Darmody             By: /s/ Frank J. Maresca
    -----------------------              -----------------------------------

     Senior Vice President                    Vice President & Treasurer

                                   EXHIBIT A

                     TO FOREIGN CUSTODY MANAGER AGREEMENT
                            DATED NOVEMBER 12, 1998
                                    BETWEEN
              THE BEAR STEARNS FUNDS AND CUSTODIAL TRUST COMPANY

Name of Fund                                        Custody Agreement dated
------------                                        -----------------------

Balanced Portfolio                                  December 22, 1997

High Yield Total Return Portfolio                   Ibid

International Equity Portfolio                      Ibid

Focus List Portfolio                                June 23, 1997

The Insiders Select Portfolio                       June 7, 1995

Large Cap Value Portfolio                           February 22, 1995

S & P Stars Portfolio                               Ibid

Small Cap Value Portfolio                           Ibid

Total Return Bond Portfolio                         Ibid

S&P STARS Opportunities  Portfolio                  Ibid


Dated as of May 21, 2001

                                   Exhibit B
                                   ---------

Countries
---------

Australia

Austria

Belgium

Canada

Denmark

Finland

France

Germany

Hong Kong

Ireland

Italy

Japan

Malaysia

Mexico

The Netherlands

New Zealand

Norway

Portugal

Singapore

Spain

Sweden

Switzerland

United Kingdom